EXHIBIT 23.4

Aluko & Associates, Inc.
Consulting Petroleum Engineers
609 Castle Ridge Road, Suite 450
Austin, Texas 78746
Telephone: (512) 328-9755
Fax: (512) 328-3424
Email: dipo@walinc.com

May 22, 2008

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549

Re: Strategic American Oil Corporation - Form S-1 Registration Statement (Amendment No. 3)

Dear Sirs and Madames:

As a consulting petroleum engineering firm, we hereby consent to the inclusion or incorporation by reference in the Form S-1 Registration Statement (Amendment No. 3) for Strategic American Oil Corporation, dated on or about May 22, 2008, and thereafter, and for any further amendment in connection therewith, of the following:

  Information contained in our reserves and economics report effective January 1, 2008 with respect to the combined South Delhi/Big Creek Field, Louisiana properties that are summarized in our summary letter dated April 10, 2008.

In addition, we hereby consent to the reference to our name included in the referenced Form S-1 Registration Statement for Strategic American Oil Corporation

Yours truly,

Aluko & Associates, Inc.

By:

"Oladipo 'Dipo' Aluko"
Oladipo "Dipo" Aluko, P.E.